Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                        PROGRESSIVE GENERAL LUMBER CORP.

                    -----------------------------------------


     THE UNDERSIGNED SUBSCRIBER to these Articles of Incorporation hereby associate themselves together to form a corporation under the Law of the State of Florida.

                                  ARTICLE ONE:

     The name of the Corporation is: Progressive General Lumber Corp.

                                  ARTICLE TWO:

     The corporation shall exist perpetually commencing upon the date of execution and acknowledgment of these Articles.

                                 ARTICLE THREE:

     The corporation is organized for the purpose of operating a lumber business.

     Further, the corporation may engage in any business or purpose lawful under the laws of the State of Florida.

                                  ARTICLE FOUR:

     The corporation is authorized to issue 7,500 shares of one dollar ($1) par value shares which shall be designated as common shares.

                                  ARTICLE FIVE:

     The street address of the initial registered office of the corporation is 160 A North Parsons Avenue, (P.O. Box 813), Brandon Florida 34299-0813.

     The name of the corporation's registered agent at that address is Leslie Roth.

                                  ARTICLE SIX:

     This corporation shall have two directors initially. The number of directors may be either increased or decreased from time to time by amendment to the By-Laws but shall never be less than the number shown in this Article. The names and addresses of the initial directors of this corporation are:

Name                                        Address
----                                        -------
Leslie P. Roth                              13348 Golf Crest Circle
                                            Tampa, Florida  33624

                                 ARTICLE SEVEN:

     The name and address of the person signing these articles as incorporator is:

Name                                        Address
----                                        -------
Leslie P. Roth                              13348 Golf Crest Circle
                                            Tampa, Florida  33624

                                 ARTICLE EIGHT:

     The power to adopt, alter, amend or repeal the By-Laws shall be vested in the Board of Directors and the Shareholders.

                                  ARTICLE NINE:

     The corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

                                  ARTICLE TEN:

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or amendments hereto, and any right conferred upon the shareholders is subject to this reservation.

                                 ARTICLE ELEVEN:

     At each election for directors every shareholder entitled to vote shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares , or by distributing such votes on the same principal among any number of such candidates.

                                 ARTICLE TWELVE:

     The members of the Board of Directors may participate in meetings of the Board of Directors by means of conference telephone as provided by law.

                                ARTICLE THIRTEEN:

     The corporation and the parties hereto, shall take whatever action as shall be necessary to cause the shares of the corporation to qualify as "Section 1244 Stock" as such term is used and defined in the Internal Revenue code of 1954, as amended, and regulations issued thereunder.

     IN WITNESS WHEREOF, the undersigned subscribe has executed these Articles of Incorporation this twelvth day of January, 1987.


                                       /s/ Leslie P. Roth
                                       -----------------------------------------
                                       SUBSCRIBER - LESLIE P. ROTH


STATE OF FLORIDA           )
COUNTY OF HILLSBOROUGH     )

     BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Leslie P. Roth, known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he has executed those Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforsaid this twelvth day of January, 1987.



                                      ------------------------------------------
                                      NOTARY PUBLIC
My commission Expires:                State of Florida at Large



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                    CERTIFICATE DESIGNATING PLACE OF BUSINESS
                     OR DOMICILE FOR THE SERVICE OF PROCESS
                          WITHIN FLORIDA, NAMING AGENT
                         UPON WHOM PROCESS MAY BE SERVED
                    ----------------------------------------

     IN  COMPLIANCE  WITH SECTION  48.091,  FLORIDA  STATUTES,  THE FOLLOWING IS
SUBMITTED:

                  FIRST - THAT PROGRESSIVE GENERAL LUMBER CORP.
                  ---------------------------------------------
                              (NAME OF CORPORATION)

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT 160 A NORTH PARSONS AVENUE, CITY OF BRANDON, COUNTY OF HILLSBOROUGH, STATE OF FLORIDA, HAS NAMED LISLIE P. ROTH (residen Agent) LOCATED AT 160 A NORTH PARSONS AVENUE, BRANDON, FLORIDA 33511, AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.

         01/12/87               /s/ Leslie P. Roth
         -------                --------------------------------------
         DATE                   LESLIE P. ROTH, PRESIDENT OF
                                PROGRESSIVE GENERAL LUMBER CORP.


     HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.


         01/12/87               /s/ Leslie P. Roth
         -------                --------------------------------------
         DATE                   LESLIE P. ROTH, REGISTERED AGENT